                                                                    EXHIBIT 99.1

DATE: February 15, 2007

FROM:
Broadview Institute.
4455 West 77th Street
Edina, MN 55435

H. Michael Blair
Chief Financial Officer
(612) 798-3738

FOR IMMEDIATE RELEASE

             BROADVIEW INSTITUTE, INC. ANNOUNCES 3RD QUARTER RESULTS

         MINNEAPOLIS, February 15 -- Broadview Institute, Inc. (OTC Bulletin Board BVII) today reported revenues from continuing operations for the third quarter ended December 31, 2006, of $2,519,250 versus $2,143,074 reported for the same period last year. Income from continuing operations totaled $453,945, or $0.06 per basic and $0.05 per diluted common share, versus income from continuing operations of $210,050, or $0.03 per basic and $0.02 per diluted common share, for the same period last year.

          Year to date revenues from continuing operations totaled $6,771,427 in fiscal 2007 versus $6,128,606 in fiscal 2006. For the nine months ended December 31, 2006, the company reported income from continuing operations of $824,053 or $0.10 per basic and $0.09 per diluted share, compared to a loss from continuing operations of $287,899, or ($0.04) per basic and diluted share in the previous year.

         Loss from discontinued operations for the three months ended December 31, 2006 were $547,888 or ($0.07) per basic and ($0.06) per diluted share, compared to a net loss of $100,053 or ($0.02) per basic and ($0.01) per diluted share in the previous year. For the nine months ended December 31, 2006, the company reported a net loss from discontinued operations of $802,173 or ($0.10) per basic and ($0.09) per diluted share, compared to a net loss from discontinued operations of $132,688, or ($0.02) per basic and diluted share in the previous year.

     The Company's consolidated financial statements for all periods presented have been restated to reflect the discontinued operations of the Company's Chicago Media Production division. As mentioned in previous releases, this discontinuation was part of an overall strategy to focus resources on the Education segment which we believe has far greater potential for increasing shareholder value.

         "The opening of our Utah Career College branch in Layton, a Salt Lake City suburb, is off to a good start. Closing our Chicago Media Production facility provides additional resources, which will allow us to continue expansion in our core Education business." said Terry Myhre, Chairman and CEO. "Our Minneapolis Media Production facility remains open and we will continue to provide Media Production services: however, the future of the company continues to be in the Education segment."

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA


                                                  Three Months Ended                 Nine Months Ended
                                                     December 31,                       December 31,
                                                     ------------                       ------------
                                                  2006            2005             2006              2005
                                              -----------      -----------      -----------      -----------
Revenues                                      $ 2,519,250      $ 2,143,074      $ 6,771,427      $ 6,128,606
                                              -----------      -----------      -----------      -----------
Operating Expenses
     Media Production Products
        and Services Sold                          86,265          276,744          287,443        1,167,068
      Educational Services and Facilities       1,438,273        1,105,795        3,965,171        3,274,348
      Selling, General and Administrative         539,214          565,193        1,664,190        1,843,891
      Acquisition Costs                              --               --               --            106,462
                                              -----------      -----------      -----------      -----------
Total Operating Expenses                        2,063,752        1,947,732        5,916,804        6,391,769
                                              -----------      -----------      -----------      -----------
Operating Income (Loss)                           455,498          195,342          854,623         (263,163)
Other Income (Expense)                             (1,553)         (26,261)         (30,570)         (64,405)
                                              -----------      -----------      -----------      -----------
Income (Loss) from Continuing
      Operations before Income Tax                453,945          169,081          824,053         (327,568)
Provision (Benefit) for Income Taxes                 --            (40,969)            --            (39,669)
                                              -----------      -----------      -----------      -----------
Income (Loss) from Continuing
       Operations                                 453,945          210,050          824,053         (287,899)
 Loss from Discontinued Operations               (547,888)        (100,053)        (802,173)        (132,688)
                                              -----------      -----------      -----------      -----------
Net Income (Loss)                             $   (93,943)     $   109,997      $    21,880      $  (420,587)
                                              ===========      ===========      ===========      ===========


INCOME (LOSS)
PER SHARE --Basic
    Continuing Operations                     $     0.06      $       0.03      $       .10      $     (0.04)
    Discontinued Operations                        (0.07)            (0.02)            (.10)           (0.02)
                                              ----------      ------------      -----------      -----------
Income (Loss) per Common Share-Basic          $    (0.01)     $       0.01      $     --         $     (0.06)
                                              ==========      ============      ===========      ===========
INCOME (LOSS)
PER SHARE -Diluted
    Continuing Operations                     $     0.05      $       0.02      $       .09      $     (0.04)
    Discontinued Operations                        (0.06)            (0.01)            (.09)           (0.02)
                                              ----------      ------------      -----------      -----------
Income (Loss) per Common Share-Diluted        $    (0.01)     $       0.01      $     --         $     (0.06)
                                              ==========      ============      ===========      ===========

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING-Basic                             8,108,252         7,758,252        8,108,252        7,742,023

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING-Diluted                           8,836,045         9,232,225        8,875,362        7,742,023




CONDENSED CONSOLIDATED BALANCE SHEETS    DECEMBER 31, 2006                  MARCH 31, 2006
-------------------------------------    -----------------                  --------------
Current Assets                             $ 1,657,603                        $ 1,606,876
Total Assets                                 3,692,184                          3,652,438
Current Liabilities                          1,133,647                            719,159
Total Liabilities                            1,212,916                          1,195,050
Stockholders' Equity                         2,479,268                          2,457,388

ABOUT BROADVIEW INSTITUTE

Broadview Institute is engaged in two business segments, Education and Media Production.

Education is conducted through Broadview Institute's wholly owned subsidiary d/b/a Utah Career College located in West Jordan and Layton, Utah and is accredited to award diplomas and Bachelor and Associate degrees in multiple training courses including Paralegal, Veterinary Technology, Nursing and Business Administration.

Media Production operates a full-service media production facility in Minneapolis, which provides creative and production services.

 The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.


For additional information, please contact:           H. Michael Blair
                                                      Chief Financial Officer
                                                      612-798-3738 (phone)
                                                      mblair@msbcollege.edu


CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Institute's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Institute's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Institute at 952-835-4455, ext 217.

All information in this release is as of February 15, 2007. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.